UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 2, 2010, American Railcar Industries, Inc. (the “Company” or “ARI”) and American Railcar Leasing LLC (“ARL”) agreed to terminate the Rent and Building Services Extension Agreement effective December 31, 2010, in accordance with the terms of such agreement. Under this agreement, ARI leases its headquarters facility from ARL for a monthly fee. On the effective date of termination, a new lease agreement, which has previously been disclosed, between the Company and an entity owned by the Company’s vice chairman of the board of directors commences.

ARL is controlled by Mr. Carl C. Icahn, the Company’s principal beneficial stockholder (through Icahn Enterprises L.P.) and the chairman of the Company’s board of directors. Any agreements with ARL are the product of arm’s length negotiations and are unanimously approved by the independent directors of the Company’s board of directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 3, 2010	American Railcar Industries, Inc.

		By:	/s/ Dale C. Davies

		Name:	Dale C. Davies
		Title:	Senior Vice President, Chief Financial Officer and Treasurer